UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	May 30, 2006

Toreador Resources Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-02517	75-0991164
(Commission File Number)	(IRS Employer Identification No.)

4809 Cole Avenue, Suite 108
Dallas, Texas	75205
(Address of Principal Executive Offices)	(Zip Code)

(214) 559-3933

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 30, 2006, Toreador Resources Corporation (the “Company”) granted 40,000 shares of restricted common stock to each of Michael FitzGerald, Senior Vice President - Exploration and Production, and Ed Ramirez, Vice President – Technical. Ten percent (10%) of the shares shall vest on the first anniversary of the grant date, twenty percent (20%) of the shares shall vest on the second anniversary of the grant date, thirty percent (30%) of the shares shall vest on the third anniversary of the grant date and the remaining forty percent (40%) of the shares shall vest on the fourth anniversary of the grant date. Any shares of restricted stock that have not vested on the date of the participant’s termination of service shall be forfeited.

Unless shares of restricted stock are vested and no longer subject to forfeiture, the participant is not permitted to sell, transfer, pledge or assign such shares. However, beginning on the date of grant of the restricted stock, the participant is permitted to vote such shares of restricted stock.

The Restricted Stock Award Agreements are filed herewith as Exhibits 10.1 and 10.2.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Michael FitzGerald Employee Restricted Stock Award Agreement dated May 30, 2006.

10.2	Ed Ramirez Employee Restricted Stock Award Agreement dated May 30, 2006.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOREADOR RESOURCES CORPORATION

Date: June 5, 2006

By:                /s/ G. Thomas Graves III

G. Thomas Graves III, President and CEO

EXHIBIT INDEX

Exhibit

No.	Description

10.1	Michael FitzGerald Employee Restricted Stock Award Agreement dated May 30, 2006.
10.2	Ed Ramirez Employee Restricted Stock Award Agreement dated May 30, 2006.